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EXHIBIT 23.2    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
SafeNet, Inc. (formerly Information Resource Engineering, Inc.):

        We consent to incorporation by reference in the registration statements (File Nos. 333-50772, 333-43062 and 333-91877) on Form S-8 and registration statement (File No. 333-93371) on Form S-3 of SafeNet, Inc. and Subsidiaries of our report dated February 9, 2000, except for the second and third sentences in the second paragraph of Note 3 to the consolidated financial statements, which are as of May 17, 2002, related to the consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows of SafeNet, Inc and subsidiaries for the year ended December 31, 1999, and the related schedule, which report appears in the May 7, 2002, Current Report on Form 8-K of SafeNet, Inc.

/s/ KPMG LLP

Baltimore, Maryland
May 17, 2002

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  EXHIBIT 23.2 CONSENT OF KPMG LLP, INDEPENDENT AUDITORS